Investor Presentation Second Quarter 2025 Results Draft v4.5 1/21/24

Forward-Looking Statements and Other Matters This presentation includes forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, liquidity and capital ratios and other non-historical statements. Words or phrases such as “believe,” “will,” “should,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “plans,” “strategy,” or similar expressions are intended to identify these forward-looking statements. You are cautioned not to place undue reliance on any forward-looking statements. These statements are necessarily subject to risk and uncertainty and actual results could differ materially from those anticipated due to various factors, including those set forth from time to time in the documents filed or furnished by Banc of California, Inc. (the “Company”) with the Securities and Exchange Commission (“SEC”). The Company undertakes no obligation to revise or publicly release any revision or update to these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made, except as required by law. Factors that could cause actual results to differ materially from the results anticipated or projected include, but are not l imited to: (i) changes in general economic conditions, either nationally or in our market areas, including the impact of tariffs, supply chain disruptions, and the risk of recession or an economic downturn; (ii) changes in the interest rate environment, including the recent and potential future changes in the FRB benchmark rate, which could adversely affect our revenue and expenses, the value of assets and obligations, the realization of deferred tax assets, the availability and cost of capital and liquidity, and the impacts of continuing or renewed inflation; (iii) the credit risks of lending activities, which may be affected by deterioration in real estate markets and the financial condition of borrowers, and the operational risk of lending activities, including the effectiveness of our underwriting practices and the risk of fraud, any of which may lead to increased loan delinquencies, losses, and non-performing assets, and may result in our allowance for credit losses not being adequate; (iv) fluctuations in the demand for loans, and fluctuations in commercial and residential real estate values in our market area; (v) the quality and composition of our securities portfolio; (vi) our ability to develop and maintain a strong core deposit base, including among our venture banking clients, or other low cost funding sources necessary to fund our activities particularly in a rising or high interest rate environment; (vii) the rapid withdrawal of a significant amount of demand deposits over a short period of time; (viii) the costs and effects of litigation; (ix) risks related to the Company’s acquisitions, including disruption to current plans and operations; difficulties in customer and employee retention; fees, expenses and charges related to these transactions being significantly higher than anticipated; and our inability to achieve expected revenues, cost savings, synergies, and other benefits; (x) results of examinations by regulatory authorities of the Company and the possibility that any such regulatory authority may, among other things, limit our business activities, restrict our ability to invest in certain assets, refrain from issuing an approval or non-objection to certain capital or other actions, increase our allowance for credit losses, result in write-downs of asset values, restrict our ability or that of our bank subsidiary to pay dividends, or impose fines, penalties or sanctions; (xi) legislative or regulatory changes that adversely affect our business, including changes in tax laws and policies, accounting policies and practices, privacy laws, and regulatory capital or other rules; (xii) the risk that our enterprise risk management framework may not be effective in mitigating risk and reducing the potential for losses; (xiii) errors in estimates of the fair values of certain of our assets and liabilities, as well as the value of collateral supporting our loans, which may result in significant changes in valuation; (xiv) failures or security breaches with respect to the network, applications, vendors and computer systems on which we depend, including due to cybersecurity threats; (xv) our ability to attract and retain key members of our senior management team; (xvi) the effects of climate change, severe weather events, natural disasters such as earthquakes and wildfires, pandemics, epidemics and other public health crises, acts of war or terrorism, and other external events on our business; (xvii) the impact of bank failures or other adverse developments at other banks on general depositor and investor sentiment regarding the stability and liquidity of banks; (xviii) the possibility that our recorded goodwill could become impaired, which may have an adverse impact on our earnings and capital; (xix) our existing indebtedness, together with any future incurrence of additional indebtedness, could adversely affect our ability to raise additional capital and to meet our debt obligations; (xx) the risk that we may incur significant losses on future asset sales or may not be able to execute anticipated asset sales; and (xxi) other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services and the other risks described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and from time to time in other documents that we file with or furnish to the SEC. Included in this presentation are certain non-GAAP financial measures, such as tangible assets, tangible common equity ratio, tangible book value per common share, adjusted net earnings, adjusted earnings per share, return on average tangible common equity, adjusted return on average tangible common equity, pre-tax pre-provision income, adjusted noninterest expense, adjusted noninterest expense to average assets, efficiency ratio, adjusted efficiency ratio, core deposits, core loans, core loan portfolio growth, economic coverage ratio, and adjusted ACL ratio, designed to complement the financial information presented in accordance with U.S. GAAP because management believes such measures are useful to investors. These non-GAAP financial measures should be considered only as supplemental to, and not superior to, financial measures provided in accordance with GAAP. Please refer to the “Non-GAAP Financial Information” and “Non-GAAP Reconciliation” sections of the appendix of this presentation for additional detail including reconciliations of non-GAAP financial measures included in this presentation to the most directly comparable financial measures prepared in accordance with GAAP. Second Quarter 2025 Earnings | 2

Financial Highlights

2Q25 adjusted EPS[1] of $0.31 up 19% QoQ and 9% annualized total loan growth

Strategic sales of CRE loans drive improved credit quality metrics and further positions balance sheet to grow high quality sustainable earnings

EPS

Reported EPS of $0.12

Adjusted EPS[1] of $0.31 up over 2.5x YoY

NIM

3.10%, up 2bps QoQ and 30 bps YoY

Loan Growth

Total loans up 9% annualized, core loans up ~12%[1][2]

Deposits

Core deposits[1][3] stable QoQ

Strategic Action

Selling ~$507mm of CRE loans with proceeds net of reserve release[4] of 95%

Credit Quality

NPL, Classified and Special Mention ratios down 19bps, 46bps and 115bps

Shareholder Value

Repurchased $150mm of common shares (6.8% of shares) YTD at VWAP of $13.05

Capital

TBVPS[1]: $16.46, up 2% QoQ

CET 1 ratio: 9.92%

	2Q25	1Q25	2Q24	Change QoQ Δ	Change YoY Δ
Operating results					
PTPP[1]	$87.0mm	$82.4mm	$55.6mm	5.6%	56.3%
EPS	$0.12	$0.26	$0.12	-$0.14	$0.00
Adj. EPS[1]	$0.31	$0.26	$0.12	$0.05	$0.19
ROAA	0.34%	0.65%	0.34%	-31bps	0 bps
Adj. ROAA[1]	0.69%	0.65%	0.34%	4bps	35bps
ROATCE[1]	3.70%	7.56%	4.42%	-386bps	-72bps
Adj. ROATCE[1]	8.34%	7.56%	4.42%	78bps	392bps
NIM	3.10%	3.08%	2.80%	2bps	30bps
Capital					
TBVPS[1]	$16.46	$16.12	$15.07	$0.34	$1.39
CET 1 capital ratio	9.92%	10.45%	10.27%	-0.53%	-0.35%
Credit					
ACL ratio	1.07%	1.10%	1.19%	-0.03%	-0.12%

1. Denotes a non-GAAP financial measure; see "Non-GAAP Reconciliation" slides in Appendix.
2. Represents core loans excluding HFS LOCOM mark in 2Q25 and does not include HFS loans in 1Q25. Core loans defined as total loans less discontinued areas. Reference page 13 for details.
3. Core deposits defined as total deposits less brokered CDs. Reference page 11 for details.
4. Expected gross proceeds adjusted for FAS 91 and provision impacts.

BANC OF CALIFORNIA

Second Quarter 2025 Earnings | 3

Profitability and Growth Metrics since 1Q24

Our strong execution has led to robust growth across core earnings drivers . . .

Core Loans[1]	Cost of Deposits	Cost of Funds	NIM	Adjusted NIE / Assets[2]
$23.9B	2.13%	2.42%	3.10%	1.89%
+7.5%	**-53 bps**	**-60 bps**	**+44 bps**	**-62 bps**

Note: Growth rates represent variance from 1Q24 to 2Q25 except Adjusted NIE / Assets which represents variance from 4Q23 to 2Q25

. . . translating into meaningful profitability expansion, underscoring the effectiveness of our strategy

CAGR



Adjusted EPS(3)
+79%
+$0.16
$0.15
$0.31
1Q24
2Q25



Adjusted PTPP(3)
+40%
+52%
$57.2mm
$87.0mm
1Q24
2Q25



Adjusted ROAA(3)
+65%
+0.32%
0.37%
0.69%
1Q24
2Q25



Adjusted ROATCE(3)
+53%
+3.42%
4.92%
8.34%
1Q24
2Q25

1. Adjusted to exclude impact from loan sales. Denotes a non-GAAP measure, see "Non-GAAP Reconciliation" slides in Appendix.
2. Adjusted to exclude impact from acquisition, integration and reorganization costs in certain periods and customer related expenses. 4Q23 $283.6 million normalized expenses adjusted to include combined company expenses for a full quarter, includes FDIC Special Assessment, and adjusts incentive compensation to target. Denotes a non-GAAP measure, see "Non-GAAP Reconciliation" slides in Appendix.
3. Adjusted to exclude impact from acquisition, integration and reorganization costs in certain periods. Denotes a non-GAAP measure, see "Non-GAAP Reconciliation" slides in Appendix.

BANC OF CALIFORNIA

Second Quarter 2025 Earnings | 4

2Q25 Adjustments to EPS

2Q25 results were adjusted for non-recurring items which impacted EPS by ($0.19)

HIGHLIGHTS

- 2Q25 EPS of $0.12. Adjusted EPS[1] of $0.31 excluding impacts of loan sale actions and non-cash tax charge
- Loan sales – opportunistically engaged in process to sell ~$506.7mm of CRE loans with proceeds net of reserve release[2] of ~95%
  - Results in pre-tax loss of ($26.3mm) recorded in provision expense; ($0.13) per share
  - Executed $30.4mm of loan sales in 2Q25 and moved $476.2mm of loans to held for sale
    - ~$243mm of loan sales are expected to close in 3Q25
    - Remaining ~$233mm of loans expected to be sold over next several quarters
- Taxes – primarily change in CA tax apportionment methodology that lowers our net tax rate
  - Impact of lower tax rate on our net deferred tax asset (DTA) position results in one-time non-cash tax charge
  - Change positively impacts our tax rate going forward and retrospective to the beginning of 2025
  - Tax rate expected to decline by ~1%

	Net P&L impact	EPS Impact
Reported	**$18.4**	**$0.12**
Adjustments:		
Provision from credit losses		
Net loss on loan sales[3]	$20.2	$0.13
Taxes		
Income tax related adjustment	$9.8	$0.06
Total Adjustments	**$30.0**	**$0.19**
Adjusted	**$48.4**	**$0.31[1]**

1. Denotes a non-GAAP financial measure; see "Non-GAAP Reconciliation" slides in Appendix.
2. Expected gross proceeds adjusted for FAS 91 and provision impacts.
3. 23.1% tax rate used for calculation.

BANC OF CALIFORNIA

Second Quarter 2025 Earnings | 5

Income Statement

Strong PTPP[1] growth of 6% QoQ and 56% YoY driven by higher NII, NIM expansion and continued expense discipline

($ in millions)	2Q25	1Q25	2Q24
Total interest income	$420.5	$406.7	$462.6
Total interest expense	180.3	174.3	233.1
Net interest income	**240.2**	**232.4**	**229.5**
Other noninterest income	32.6	33.4	28.7
Gain on sales of securities and loans	0.0	0.2	1.1
Total noninterest income	32.6	33.7	29.8
Total revenue	**272.8**	**266.0**	**259.3**
Operating expense	185.9	183.7	216.3
Acquisition-related costs	0.0	0.0	(12.7)
Total noninterest expense	**185.9**	**183.7**	**203.6**
PTPP income[1]	**87.0**	**82.4**	**55.6**
Provision for credit losses	39.1	9.3	11.0
EBIT	**47.9**	**73.1**	**44.6**
Income tax expense	19.5	19.5	14.3
Net earnings	**28.4**	**53.6**	**30.3**
Preferred stock dividends	9.9	9.9	9.9
Net earnings available to common and equivalent stockholders	**$18.4**	**$43.6**	**$20.4**

Key Income Statement Metrics	2Q25	1Q25	2Q24
Adj. EPS[1]	$0.31	$0.26	$0.12
Adj. ROAA[1]	0.69%	0.65%	0.34%
Adj. ROATCE[1]	8.34%	7.56%	4.42%
Net interest margin	3.10%	3.08%	2.80%
NIE / average assets	2.21%	2.24%	2.29%
Adj. NIE / average assets[1]	1.89%	1.90%	2.06%
Efficiency ratio[1]	65.5%	66.4%	80.2%
Adj. efficiency ratio[1]	61.8%	62.4%	77.3%
Average loan yield	5.93%	5.90%	6.18%
Average interest-earning assets yield	5.42%	5.39%	5.65%
Average total cost of funds	2.42%	2.42%	2.95%
Average total cost of deposits	2.13%	2.12%	2.60%


Average interest-earning assets yield
+3 bps
5.39%
5.42%
1Q25
2Q25


Average cost of funds
0 bps
2.42%
2.42%
1Q25
2Q25


Net interest margin
+2 bps
3.08%
3.10%
1Q25
2Q25

BANC OF CALIFORNIA

1. Denotes a non-GAAP financial measure; see "Non-GAAP Reconciliation" slides in Appendix.

Second Quarter 2025 Earnings | 6

Balance Sheet

Achieved strong loan growth while increasing TBVPS[(1)] and maintaining healthy liquidity position

($ in millions)	2Q25	1Q25	2Q24
Cash and cash equivalents	$2,354	$2,344	$2,699
Investment securities	4,725	4,801	4,673
Loans held for sale	466	26	1,935
Loans and leases HFI	24,246	24,127	23,229
Allowance for loan and lease losses	(229)	(235)	(248)
Goodwill and intangibles	333	340	365
Deferred tax asset, net	692	702	739
Other assets	1,665	1,675	1,852
Total assets	**$34,250**	**$33,780**	**$35,244**
Noninterest-bearing deposits	$7,441	$7,594	$7,825
Interest-bearing deposits	20,087	19,599	20,979
Total deposits	**27,528**	**27,193**	**28,804**
Borrowings	1,917	1,671	1,441
Subordinated debt	949	945	939
Other liabilities	429	449	651
Total liabilities excluding deposits	**3,295**	**3,065**	**3,032**
Total stockholders' equity	**3,427**	**3,522**	**3,408**
Total liabilities and stockholders' equity	**$34,250**	**$33,780**	**$35,244**

Key Balance Sheet Metrics	2Q25	1Q25	2Q24
Average interest-earning assets	$31,097	$30,611	$32,945
CET 1 ratio	9.92%	10.45%	10.27%
Tangible common equity ratio[(1)]	7.65%	8.02%	7.30%
Tangible book value per share[(1)]	$16.46	$16.12	$15.07
Cash / assets	6.9%	6.9%	7.7%
Cash + securities / assets	20.7%	21.2%	20.9%
Loans / deposits	89.8%	88.8%	87.4%
Noninterest-bearing deposits / total deposits	27.0%	27.9%	27.2%
Deposits / total funding[(2)]	93.5%	94.2%	95.2%
Total brokered deposits / total funding[(2)]	9.8%	9.2%	14.8%
Wholesale funding / assets[(3)]	12.3%	10.9%	15.5%
ACL ratio	1.07%	1.10%	1.19%

BANC OF CALIFORNIA

1. Denotes a non-GAAP financial measure; see "Non-GAAP Reconciliation" slides in Appendix.
2. Total funding defined as total deposits plus borrowings.
3. Wholesale funding defined as borrowings plus brokered time deposits.

Second Quarter 2025 Earnings | 7

Net Interest Income (NII) ($mm) and Net Interest Margin (NIM) (%) Impact to NII ($mm) from cumulative change in yields, rates and mix 1Q25 +$16.2 Loans -$0.2 Securities -$1.6 Borrowings -$2.1 Cash / Other EA Deposits 2Q25 $232.4 -$4.4 $240.2 2.80% $229.5 2Q24 2.93% $232.2 3Q24 3.04% $235.3 4Q24 3.08% $232.4 1Q25 3.10% $240.2 2Q25 Net interest income up 3% QoQ, driven by interest income from strong loan growth Net Interest Income and Net Interest Margin NII increased $7.9mm, or 3.4% QoQ Second Quarter 2025 Earnings | 8 Strong loan growth drove mix shift to higher percentage of interest-bearing depositsStrong growth in higher yielding C&I loan categories NIM increased 30bps YoY

Note: Other income includes revenue from BOLI, warrants, gain/loss on termination of leases, and other miscellaneous income. Noninterest Income 2Q25 noninterest income in line with normal run-rate Second Quarter 2025 Earnings | 9 HIGHLIGHTS ❖Noninterest income of $32.6mm was down 3% QoQ due primarily to variance in the fair values of items requiring MTM accounting ❖ CRA equity investments declined $2.8mm QoQ, which is included in Dividends & Gains (Losses) on Equity Investments ❖ CLN declined $1.2mm QoQ, which is included in Other Income ❖Warrant income from Venture Banking increased $1.5mm, which is included in Other Income ❖Normal run-rate for noninterest income of $10mm-$12mm per month ($ in millions) 2Q25 1Q25 2Q24 Leased Equipment Income $10.2 $10.8 $11.5 Commissions and Fees 9.6 10.0 8.6 Service Charges on Deposits 4.5 4.5 4.5 Dividends & Gains (Losses) on Equity Investments (0.1) 2.3 1.2 Other Income 8.4 6.0 4.0 Total Noninterest Income $32.6 $33.7 $29.8

Noninterest Expense

2Q25 expenses below target range driven by disciplined expense management

($ in millions)	2Q25	1Q25	2Q24
Compensation	$88.4	$86.4	$85.9
Occupancy	15.5	15.0	17.5
IT and data processing	13.1	15.1	15.5
Professional services	6.4	4.5	5.2
Insurance and assessments	9.4	7.3	26.4
Intangible asset amortization	7.2	7.2	8.5
Leased equipment depreciation	6.7	6.7	7.5
Loan expense	4.1	2.9	4.3
Acquisition, integration and reorganization costs	0.0	0.0	(12.7)
Other expense	8.7	10.7	13.1
Customer related expense	26.6	27.8	32.4
Total noninterest expense	**$185.9**	**$183.7**	**$203.6**
Adjusted noninterest expense[(1)]	**$185.9**	**$183.7**	**$216.3**
Adjusted noninterest expense excluding customer related expense[(1)]	**$159.3**	**$155.9**	**$183.9**

HIGHLIGHTS

- Increase in 2Q25 compensation expense largely driven by higher 1Q25 incentive and equity compensation reversals related to staff exits
- Lower IT and data processing expense and increased professional services expense variances largely due to non-recurring items
- 1Q25 insurance and assessments expense included a $2.7mm reversal for 4Q24 related FDIC assessments



Adjusted Noninterest Expense / Average Assets Ratio(1)
2.43%
2.27%
2.16%
2.24%
2.21%
2.06%
1.87%
1.79%
1.90%
1.89%
2Q24
3Q24
4Q24
1Q25
2Q25
Adjusted Noninterest Expense / Average Assets Ratio
Adjusted Noninterest Expense Excluding Customer Related Expenses / Average Assets Ratio



Adjusted Efficiency Ratio(2)
80.2%
68.0%
66.0%
66.4%
65.5%
77.3%
63.5%
61.3%
62.4%
61.8%
2Q24
3Q24
4Q24
1Q25
2Q25
Efficiency Ratio(2)
Adjusted Efficiency Ratio Excluding Customer Related Expenses

BANC OF CALIFORNIA

1. Excludes acquisition, integration and reorganization costs. Denotes a non-GAAP measure, see "Non-GAAP Reconciliation" slides in Appendix.
2. Denotes a non-GAAP measure, see "non-GAAP Reconciliation" slides in Appendix.

Second Quarter 2025 Earnings | 10

Deposits

Core deposit[1] balances and cost of deposits remained stable



Average Fed Funds Rate
Average Total Cost of Deposits
5.33%
5.26%
4.65%
4.33%
4.33%
2.60%
2.54%
2.26%
2.12%
2.13%
9.6%
14.0%
23.9%
25.4%
27.2%
9.1%
7.4%
26.2%
28.1%
29.1%
9.2%
7.6%
26.8%
28.0%
28.4%
9.2%
7.3%
27.1%
28.5%
27.9%
9.1%
8.4%
26.5%
29.0%
27.0%
2Q24
3Q24
4Q24
1Q25
2Q25
CDs
Brokered CDs
Money Market & Savings
Interest-bearing Checking
Noninterest-bearing Checking

($ in millions)	2Q25	1Q25	2Q24
Noninterest-bearing Checking	$7,441	$7,594	$7,825
Checking	7,974	7,747	7,310
MMDA	5,375	5,368	4,837
Savings	1,933	1,999	2,040
Non-Brokered CDs	2,493	2,491	2,758
Core Deposits[1]	**$25,216**	**$25,198**	**$24,770**
Brokered CDs	2,312	1,995	4,034
Total Deposits	**$27,528**	**$27,193**	**$28,804**
Average Noninterest-bearing Checking	7,584	7,715	7,882
Average NIB Checking / Average Deposits	27.8%	28.7%	27.4%

Deposits By Line of Business ($mm)	2Q25 Balance	2Q25 Cost	1Q25 Balance	1Q25 Cost
Community Banking	$14,457	1.72%	$14,687	1.78%
Venture	5,722	2.68%	5,714	2.75%
Specialty Banking (includes HOA)[2]	4,021	0.79%	3,951	0.83%
Corporate and Other Institutional[3]	3,329	3.89%	2,842	4.37%
Total Deposits	**$27,528**	**2.13%**	**$27,193**	**2.12%**

- NIB decline QoQ driven by 2% decline in average account balances
- Total cost of deposits driven by mix shift towards IB deposits (up 2.5%), offset by lower total IB deposit rates (down 2bps)

1. Denotes a non-GAAP measure, see "non-GAAP Reconciliation" slides in Appendix.
2. Costs do not include ECR expenses related to HOA deposits.
3. Includes brokered CDs.

BANC OF CALIFORNIA

Second Quarter 2025 Earnings | 11

650 2,390 2,929 3,569 $107.3 1Q24 1,288 $257.8 2Q24 1,889 $382.6 3Q24 $439.2 4Q24 $537.8 1Q25 $643.2 2Q25 Cumulative New NIB Business Deposits Accounts Cumulative New NIB Business Deposits ($ millions) NIB Deposit Growth Remains a Key Priority Steady growth continuing in new NIB business deposit relationships and balances(1) 1. Includes new NIB deposits from relationships opened over the last two years from the quarter referenced. Second Quarter 2025 Earnings | 12

Diversified Loan Portfolio

Core loan portfolio[1] grew ~12% annualized, driven by higher yielding C&I loan categories

Core loan portfolio has strong credit quality with appropriate reserve levels for low loan loss categories

Loan Segment ($ in millions)	2Q25	1Q25	Variance from Loan Sales[2]	Core Variance	Total Variance	% of Total Loans 2Q25	Wtd. Avg. Rate 2Q25	NPL % 2Q25	DQ % 2Q25	2Q25 ACL	2Q25 Coverage Ratio	1Q25 ACL	1Q25 Coverage Ratio
Multifamily	$6,281	$6,216	($23)	$88	$65	25.9%	4.2%	0.36%	0.35%	$41	0.66%	$38	0.61%
Other CRE	3,746	3,859	(182)	69	(114)	15.4%	5.3%	1.49%	1.14%	88	2.35%	88	2.28%
Residential / Consumer	3,180	2,781	-	399	399	13.1%	4.2%	0.78%	1.81%	5	0.16%	3	0.13%
Real Estate Construction	2,302	2,861	(302)	(257)	(559)	9.5%	6.0%	0.00%	0.00%	10	0.44%	18	0.63%
C&I	1,773	1,884	-	(112)	(112)	7.3%	6.7%	0.22%	0.05%	29	1.64%	29	1.55%
Warehouse	1,610	1,601	-	9	9	6.6%	7.4%	0.00%	0.00%	3	0.21%	3	0.20%
Fund Finance	1,194	956	-	238	238	4.9%	7.4%	0.00%	0.00%	0	0.04%	0	0.02%
Lender Finance	1,173	931	-	242	242	4.8%	7.8%	0.00%	0.00%	4	0.35%	3	0.30%
Venture Lending[3]	808	777	-	31	31	3.3%	7.8%	0.00%	0.00%	59	7.26%	63	8.05%
SBA	700	715	-	(16)	(16)	2.9%	6.7%	6.33%	1.44%	5	0.66%	5	0.64%
Equipment Lending	645	626	-	19	19	2.7%	6.0%	0.15%	0.03%	2	0.33%	2	0.27%
Core Loan Portfolio	**$23,412**	**$23,208**	**($507)**	**$710**	**$204**	**96.6%**	**5.6%**	**0.65%**	**0.57%**	**$247**	**1.05%**	**$252**	**1.08%**
Premium Finance	$473	$518	$ -	($44)	($44)	2.0%	3.4%	0.00%	0.00%	$0	0.08%	$0	0.08%
Student	286	298	-	(12)	(12)	1.2%	4.3%	0.21%	0.99%	11	3.99%	12	4.05%
Civic	75	103	-	(28)	(28)	0.3%	7.0%	19.81%	17.88%	0	0.09%	0	0.32%
Discontinued Areas	**$834**	**$918**	**$ -**	**($84)**	**($84)**	**3.4%**	**4.0%**	**1.85%**	**1.94%**	**$12**	**1.42%**	**$13**	**1.39%**
Total Loans HFI	**$24,246**	**$24,127**	**($507)**	**$626**	**$119**	**100.0%**	**5.5%**	**0.69%**	**0.62%**	**$259**	**1.07%**	**$265**	**1.10%**
Loans Held for Sale (HFS)	466	26	441	(1)	440								
Total Loans	**$24,711**	**$24,152**	**($65)**	**$625**	**$559**								
Operating leases	289	295		(6)	(6)								
Total Loans and leases	**$25,000**	**$24,447**			**$553**								

Note: Wtd. Avg. Rate excludes accretion of net deferred loan fees and net loan purchase discounts.

1. Represents core loans excluding HFS LOCOM mark in 2Q25 as a result of transfer of loans to HFS and does not include loans HFS in 1Q25. Core loans defined as total loans less discontinued areas. Denotes a non-GAAP measure, see "Non-GAAP Reconciliation" slides in Appendix.
2. Variance from Loan Sales in HFI section represents amortized cost of loans. Variance from Loan Sales in HFS section represents the loans transferred from HFI net of loss on sale, deferred fees and other balance adjustments.
3. Venture lending includes technology and life science lending.

BANC OF CALIFORNIA

Second Quarter 2025 Earnings | 13

Loan Activity

Strong loan production of $1.2B and increase in production coupon rates



Rate on Production
Total Loan Yield
7.80%
8.29%
7.00%
7.20%
7.29%
6.18%
6.18%
6.01%
5.90%
5.93%
($ in millions)
$1,654
$382
$1,908
$1,076
$698
$1,271
$832
$1,781
$700
$1,462
$659
$852
$1,082
$803
$2,290
$937
$2,004
$1,257
$830
$1,353
$747
$2,294
$924
$1,931
$1,063
$1,197
$1,371
$867
$2,459
$1,177
$1,816
$990
$997
$1,282
$826
2Q24
3Q24
4Q24
1Q25(1)
2Q25
Unfunded New Commitments
Loan Production
Line Utilization
Payoffs
Paydowns

Rate on production reflects growth in lender finance, fund finance and SFR

Loan yield increase QoQ due to mix shift in higher yield loan segments

($ in millions)	Loans Beginning Balance	Total Production/ Disbursements	Total Payoffs/ Paydowns	Net Change	Other Change[2]	Loans Ending Balance	Total Loan Yield	Rate on Production	C&I Utilization Rate
2Q25	$24,127	$2,459	$1,816	$643	($524)	$24,246	5.93%	7.29%	64.8%
1Q25	23,782	2,294[1]	1,931[1]	364	(19)	24,127	5.90%	7.20%	63.6%
4Q24	23,528	2,290	2,004	286	(32)	23,782	6.01%	7.00%	62.0%
3Q24	23,229	1,781	1,462	320	(21)	23,528	6.18%	8.29%	60.1%
2Q24	25,473	1,654	1,908	(255)	(1,989)	23,229	6.18%	7.80%	58.5%

1. 1Q25 loan activity data has been adjusted to reflect more precise information with no impact to the Net Change or the Loan Production for the quarter.
2. Includes charge-offs, transfers to foreclosed assets, loan sales, and transfers to HFS.

BANC OF CALIFORNIA

Second Quarter 2025 Earnings | 14

Asset Quality Ratios and Trends ❖ Credit quality metrics improved substantially QoQ, driven primarily by sale process of ~$507mm of CRE loans with proceeds net of reserve release(1) of ~95% ❖ Many of the loans being sold have sufficient collateral values but have attributes that drive credit migration ❖ Risk rating changes, loan payoffs and balance changes also contributed to improved credit quality metrics Special Mention Loans / Total Loans (NPLs) ($mm) Delinquent Loans / Total Loans ($mm) Classified Loans / Total Loans ($mm) $311.3 $320.1 $275.3 $281.9 $172.1 $206.2 $37.2 2Q24 $233.9 $264.4 $35.4 3Q24 $267.1 $266.1 $30.3 4Q24 $276.6 $466.5 $21.6 1Q25 $175.1 $465.7 $15.8 2Q25 $415.5 $533.6 $563.5 $764.7 $656.6 1.79% 2.27% 2.37% 3.17% 2.71% Classified Loans / Total Loans HFI CRE Loans (excluding MF and Construction) Other Core Loans(2) Discontinued Loans $27.0 $37.8 $19.0 2Q24 $43.1 $48.5 $33.4 3Q24 $41.8 $93.7 $44.7 4Q24 $78.9 $84.8 $36.9 1Q25 $42.7 $90.5 $16.2 2Q25 $83.8 $125.0 $180.2 $200.6 $149.5 0.36% 0.53% 0.76% 0.83% 0.62% CRE Loans (excluding MF and Construction) Other Core Loans(2) Discontinued Loans Delinquent Loans / Total Loans HFI 1. Expected gross proceeds adjusted for FAS 91 and provision impacts.. 2. Reference Page 13 for Core Loan Portfolio. Other Core Loans comprises Core Loan Portfolio less CRE loans (excluding MF and Construction). Strategic sales of ~$507mm of CRE loans primarily drove improvements to credit quality metrics HIGHLIGHTS Second Quarter 2025 Earnings | 15 Nonperforming Loans / Total Loans (NPLs) ($mm) $46.1 $53.5 $17.5 2Q24 $55.8 $79.3 $33.3 3Q24 $63.5 $96.8 $29.2 4Q24 $90.8 $101.4 $21.3 1Q25 $55.7 $96.4 $15.4 2Q25 $117.1 $168.3 $189.6 $213.5 $167.5 CRE Loans (excluding MF and Construction) Other Core Loans(2) Discontinued Loans 0.50% 0.72% 0.80% 0.88% 0.69% NPLs to Loans/leases HFI $248.0 $404.5 $28.1 2Q24 $305.9 $383.5 $22.4 3Q24 $343.9 $732.0 $21.5 4Q24 $297.8 $633.0 $6.2 1Q25 $201.0 $454.5 $6.1 2Q25 $680.7 $711.9 $1,097.3 $937.0 $661.6 CRE Loans (excluding MF and Construction) Other Core Loans(2) Discontinued Loans 2.73% 3.88% 4.61% 3.03%2.93% Special Mention Loans / Total Loans HFI

Allowance for Credit Losses – Loans

ACL coverage ratio at appropriate level under CECL given portfolio mix and loss rates; additional credit protection enhances total economic coverage

HIGHLIGHTS

- ACL decreased $6.0mm driven by:
  - NCOs of $44.2mm include $36.9mm related to loan sales / transfers to HFS
  - Provision of $38.2mm includes $26.3mm related to loan sales / transfers to HFS
  - Core provision for credit losses of $12.3mm
    - Increased reserves to reflect updated economic forecast and added qualitative reserves related to office loans
  - ACL coverage ratio at 1.07%
- Economic coverage ratio remains healthy at 1.61%[1]

2Q25 ACL walk


($ in millions)
Economic coverage ratio(1)
1.61%
$264.6
($44.2)
$38.2
$258.6
1.10%
1.07%
ACL 1Q25
Net Charge-Offs
Provision for Loans HFI
ACL 2Q25

ACL / total loans ($mm)


1.83%
1.82%
1.72%
1.66%
1.61%
1.19%
1.20%
1.13%
1.10%
1.07%
$275.3
$281.9
$268.4
$264.6
$258.6
2Q24
3Q24
4Q24
1Q25
2Q25
ACL
ACL / Total Loans HFI
Economic Coverage Ratio(1)

2Q25 net charge-offs detail

Net Charge-offs ($ in millions)	Charge-offs	Recoveries	Net Charge-offs	% of Total Loans (annualized)
Civic Loans	$0.4	($0.0)	$0.4	0.01%
Commercial Loans	8.8	(2.3)	6.5	0.11%
Real Estate Mortgage	15.5	(0.3)	15.2	0.25%
Real Estate Construction	21.5	-	21.5	0.35%
Consumer Loans: Student Loans	0.7	(0.1)	0.6	0.01%
Consumer Loans: excluding Student Loans	0.1	(0.1)	(0.0)	0.00%
Total	**$46.9**	**($2.7)**	**$44.2**	**0.72%**
Charge-offs related to loan sale process	($36.9)	$ -	($36.9)	-0.60%
Total adjusted for loan sale process	**$10.0**	**($2.7)**	**$7.3**	**0.12%**

1. Economic coverage ratio adjusts our ACL coverage ratio to include the loss coverage from credit-linked notes and unearned credit marks from purchase accounting. Denotes a non-GAAP measure, see "Non-GAAP Reconciliation" slides in Appendix.

BANC OF CALIFORNIA
Second Quarter 2025 Earnings | 16

Key Allowance for Credit Losses Ratios

Adjusted ACL ratio(1) is significantly higher when adjusting for lower loss loan categories

Adjusted ACL Ratio(1)



1.07%
1.20%
1.29%
1.44%
2Q25 ACL Ratio
+ Adj. ACL Ratio Excluding Single Family Residential Loans
+ Adj. ACL Ratio Excluding SFR Mortgage & Warehouse Loans
+ Adj. ACL Ratio Excluding SFR Mort., Warehouse, Fund Finance and Lender Finance Loans

Composition of Lower Loss Loan Categories

Lower Loss Loan Categories ($ in millions)	2Q25	1Q25	2Q24
Residential	$3,083	$2,684	$2,679
Warehouse	1,610	1,601	782
Fund Finance	1,194	956	645
Lender Finance	1,173	931	438
Total Lower Loss Loans	**$7,061**	**$6,172**	**$4,544**
Total Loans HFI	**$24,246**	**$24,127**	**$23,229**
Lower Loss Loans / Total Loans HFI	**29.1%**	**25.6%**	**19.6%**

HIGHLIGHTS

- Recent loan growth is in segments with relatively low expected credit losses including warehouse, lender finance and fund finance; resulted in lower ACL coverage under CECL
- Adjusted ACL Ratio(1) at 1.44%; Economic Coverage Ratio(1) at 1.61%, which includes $112.9mm of loss coverage from credit-linked notes on SFR
- Lower loss loan categories as a percent of total loans increased to 29% at 2Q25 from 20% at 2Q24 strengthening the credit profile of the bank

BANC OF CALIFORNIA

1. Adjusted ACL Ratio is adjusted for lower loss loan categories. Economic Coverage Ratio is adjusted for the impact of credit-linked notes and unearned credit mark from purchase accounting. Denotes a non-GAAP measure, see "Non-GAAP Reconciliation" slides in Appendix.

Second Quarter 2025 Earnings | 17

Investment Securities Portfolio

Maintaining diversified portfolio with stable balances and yields

HIGHLIGHTS

- Average securities yield decreased 4bps QoQ due largely to repricing of floating rate securities
- Unrealized pre-tax loss on AFS securities of $233mm down $8mm QoQ driven primarily by a decrease in longer term interest rates
- Of the AFS securities portfolio, 74% is fixed rate, 16% is floating rate, and 10% is hybrid rate
- 2Q25 new investment yield of 5.0%
- ~14% of AFS securities portfolio will contractually paydown and reprice within 1 year and 24% within three years
- 77% of total securities are AAA rated and 15% AA rated

Security Type[1] *($ in millions)*	**2Q25**	**1Q25**	**Variance**	**Duration (yrs) 2Q25**	**Unrealized Loss 2Q25**	**Unrealized Loss 1Q25**
AFS - Gov't & Agency	$1,453	$1,497	($44)	5.8	($179)	($182)
AFS - CLO's	228	243	(15)	0.0	0	(1)
AFS - Corporate Bonds	264	263	1	1.1	(23)	(26)
AFS - Municipal Bonds	1	1	0	0.7	0	(0)
AFS - Non-Agency Securitizations	301	330	(29)	3.8	(32)	(33)
AFS[2]	**$2,247**	**$2,334**	**($87)**	**4.3**	**($233)**	**($241)**
HTM - Gov't & Agency	635	633	2	5.5	(33)	(40)
HTM - Corporate Bonds	71	71	0	4.3	(11)	(12)
HTM - Municipal Bonds	1,254	1,252	2	8.5	(62)	(60)
HTM - Non-Agency Securitizations	358	357	1	5.2	(15)	(20)
HTM[3]	**$2,317**	**$2,312**	**$5**	**7.1**	**($121)**	**($132)**
Total Securities	**$4,564**	**$4,646**	**($82)**	**5.7**	**($354)**	**($373)**

Average Portfolio Balances & Yields[4]



2.92%
2.98%
3.19%
3.24%
3.20%
$4.66
$4.67
$4.70
$4.73
$4.72
2Q24
3Q24
4Q24
1Q25
2Q25
Average Balance ($ in billions)
Yield

BANC OF CALIFORNIA

1. Excludes FRB and FHLB stock.
2. AFS securities reflected at fair value; excludes $0.8mm loss reserve.
3. HTM securities reflected at amortized cost; excludes $0.7mm loss reserve.
4. Includes FRB and FHLB stock.

Second Quarter 2025 Earnings | 18

9.92% 10.45% 10.27% 2Q25 1Q25 2Q24 7.65% 8.02% 7.30% 2Q25 1Q25 2Q24 CET 1 Ratio TCE Ratio(1) Note: 2Q25 regulatory capital ratios are preliminary. 1. Denotes a non-GAAP financial measure; see “Non-GAAP Reconciliation” slides in Appendix. Capital Continue to grow TBVPS and maintain healthy capital levels after impact of common stock repurchases Repurchased 5.2% of outstanding shares in 2Q25 and 1.6% in 1Q25, which impacted CET 1 ratio by 43bps and 15bps, respectively Second Quarter 2025 Earnings | 19 2Q25 1Q25 2Q24 Regulatory Well- Capitalized Excess of Well- Capitalized Consolidated Company Total Risk-Based Ratio 16.32% 16.93% 16.57% 10.00% 6.32% Tier 1 Risk-Based Capital 12.30% 12.86% 12.62% 8.00% 4.30% Common Equity Tier 1 (CET 1) 9.92% 10.45% 10.27% 6.50% 3.42% Leverage Ratio 9.74% 10.19% 9.51% 5.00% 4.74% Tangible Common Equity (TCE) Ratio (1) 7.65% 8.02% 7.30% NA NA TBVPS (1) $16.46 $16.12 $15.07 NA NA

Interest Rate Sensitivity

IRR position for 2025 remains largely neutral for NII sensitivity, however total earnings are liability sensitive when adjusting for ECR costs

HIGHLIGHTS

- Gap between short-term ("ST") liabilities and assets of $5.1B in 2Q compared to $5.0B at 1Q
- When adjusted for deposit repricing betas and hedges, net interest income sensitivity is relatively neutral
- The impact of ECR costs on rate-sensitive HOA deposits of $3.7B shifts this neutral interest rate sensitivity to liability sensitive for total earnings

2Q25 IRR position – NII impact ($B)



$14.5
$19.5
Asset / liability gap of ($5B) is largely neutral to NII when adjusting for deposits repricing betas & hedges
ST Assets
ST Liabilities
Cash / ST Investments / ST Loans
Variable Deposits / ST CDs / ST Borrowings

2Q25 IRR position – Total Earnings ($B)



$14.5
$16.2
ECR costs on HOA deposits when adjusted for repricing betas shifts IRR position to liability sensitive with a repricing gap at ($1.7B)
ST Assets
ST Liabilities / Beta Adjusted + ECR
Cash / ST Investments / ST Loans
Variable Deposits / ST CDs / ST Borrowings

Note: Short Term ("ST"): Assets and liabilities expected to mature, reprice, or settle within one year. Rate sensitive defined as assets or liabilities that are repricing or maturing within one year.

BANC OF CALIFORNIA
Second Quarter 2025 Earnings | 20

Second Quarter 2025 Earnings | 21 Loan Maturity and Repricing Summary 3.6% 3.7% 4.2% 5.8% 3.6% 4.1% 5.8% 3.9% Multifamily Loans – Maturities / Repricing $0.1 $0.7 $0.2 $1.6 $1.2 $0.7 $0.7 $1.2 <= 1 Year 1-2 Years 2-3 Years > 3 Years $1.4B $1.4B $0.9B $2.8B Fixed Rate Loans Maturity Hybrid Rate and Variable Loans Reset Hybrid & Variable Rate: Fixed Rate: Total Fixed Rate and Hybrid Loans – Maturities / Repricing $0.8 $1.0 $0.7 $1.4 $1.8 $1.4 $0.6 $6.3 <1 Year 1-2 Years 2-3 Years > 3 Years Hybrid Fixed $2.7B $2.3B $1.3B $7.8B 19% of fixed rate and hybrid loans will reprice / reset within one year at higher rates Total fixed rate and hybrid loans: $14.1B Total multifamily loans: $6.3B 43% 35% 22% 2Q25 Fixed ST Variable Hybrid+LT Variable Total Loan Composition WAC: 4.6% WAC: 7.4% WAC: 4.5% 46% are Hybrid with a current rate of 4.3% offering strong repricing upside 4.1% 4.8% 4.2%4.9%WAC: Note: Long Term (“LT”) Variable: Loans that reset or mature beyond one year. Weighted Average Coupon (“WAC”): Weighted average of the contractual interest rate. Loans maturing or repricing in 2H25 total $1.8B at a weighted average coupon of 5.0% Approximately $3.2B of low yielding multifamily loans will reprice or mature in next 2.5 years

2025 outlook

2025 outlook remains largely unchanged with clarifications to reflect impact of funding accelerated loan growth

	Outlook as of 1Q25 earnings	Current outlook	Key factors
Loans	Target mid single digit growth	Unchanged	Driven by growth in commercial loans Cautious given uncertain economic conditions
Deposits	Target mid single digit growth Target NIB ratio >30%	Growth unchanged **Clarified target NIB ratio 27%-30%**	Broad based growth across our businesses
Net interest margin	Target NIM of 3.20%-3.30% for FY 2025	**Clarified target NIM of 3.20%-3.30% by 4Q25**	Assumes no further rate cuts in 2025
Noninterest expense (NIE)	NIE average of $190mm-$195mm per qtr. Customer related expenses avg. of $27mm-$29mm per qtr.	Unchanged	ECR expenses are rate dependent
Balance sheet metrics	Wholesale funding ratio[(1)] 10%-12% Loan / deposits 85%-93%	Unchanged	Evaluate opportunities to optimize balance sheet

Future state financial targets remain unchanged

- ROAA ~1.1%+
- ROTCE ~13%+
- Continue to make consistent, meaningful progress toward goals
- Timing will depend on continued execution of core strategy combined with the impact of the economic and interest rate environments

BANC OF CALIFORNIA

1. Wholesale funding defined as borrowings plus brokered time deposits.

Second Quarter 2025 Earnings | 22

Supplemental Information

1. Represents VWAP of shares repurchased. 2. Common shares outstanding as of March 17, 2025. Share Repurchases Share Repurchase Activity 1Q25 2Q25 Total Repurchase Amount $38,545,698 $111,454,299 $150,000,000 Price Per Share(1) $14.36 $12.65 $13.05 Number of Shares Repurchased 2,684,823 8,809,814 11,494,637 Common Shares Outstanding(2) 169,083,588 169,083,588 169,083,588 % of Shares Repurchased 1.6% 5.2% 6.8% Second Quarter 2025 Earnings | 24 ❖$150mm remaining in share repurchase program which can be used towards common stock or preferred stock

CRE Portfolio

High quality CRE portfolio has low weighted-average LTV and strong debt-service coverage ratio (DSCR)

HIGHLIGHTS

- 74% of total CRE portfolio located in California
- Total CRE has a low weighted average LTV of 60%
- Other Property Types includes mobile homes, self storage, gas stations, special use, schools, places of worship and restaurants

Total CRE is well diversified across multiple industries

Property Type ($ in millions)	Count	2Q25	1Q25	2Q25 % of Total CRE	2Q25 % of Total Loans HFI	Avg Loan Size	WA LTV[1]	DSCR	NPL %	NPL $
Multifamily	1,309	$6,281	$6,216	51%	26%	$4.8	60%	1.30	0.36%	$22.6
Real Estate Construction	166	2,302	2,861	19%	9%	13.9	70%	-	0.00%	0.0
Other CRE	1,057	3,746	3,859	30%	15%	3.5	55%	2.03	1.49%	55.7
Office	210	906	920	7%	4%	4.3	57%	2.07	1.93%	17.5
Industrial / Warehouse	342	772	796	6%	3%	2.3	53%	2.31	0.28%	2.1
Retail	177	571	698	5%	2%	3.2	53%	1.68	0.06%	0.3
Hotel	36	398	409	3%	2%	11.1	52%	1.68	7.32%	29.2
Mixed Use	42	227	190	2%	1%	5.4	52%	1.54	0.00%	0.0
Health Facility	36	214	212	2%	1%	6.0	56%	2.38	2.98%	6.4
Other Property Types	214	656	634	5%	3%	3.1	58%	2.22	0.02%	0.1
Total CRE	**2,532**	**$12,329**	**$12,937**	**100%**	**51%**	**$4.9**	**60%**	**1.57**	**0.63%**	**$78.3**

Other CRE as % of Total CRE



Office
Industrial
Retail
Hotel
Health Facility
Mixed Use
Other
7.3%
6.3%
4.6%
3.2%
1.7%
1.8%
5.3%

- Total CRE comprises 51% of total loans HFI and Other CRE comprises 15% of total loans HFI
- 86% of office collateral located in California, 6% in Colorado and 8% in other states
- Multifamily has a low average LTV and a strong DSCR coverage ratio of 1.3x
- $507mm of loans sold / loans moved to HFS includes ~$302mm of Real Estate Construction loans, ~$182mm of Other CRE loans and ~$23mm of Multifamily loans

Note: CRE excludes government guaranteed CRE collateralized SBA loans.
1. Represents most recent appraisal or weighted-average LTV at origination.

BANC OF CALIFORNIA
Second Quarter 2025 Earnings | 25

Adjusted Noninterest Expense Detail(1) ($mm) $32.4 $26.4 $71.5 $85.9 2Q24 $34.5 $12.7 $64.0 $85.6 3Q24 $31.7 $11.2 $61.9 $77.7 4Q24 $27.8 $7.3 $62.2 $86.4 1Q25 $26.6 $9.4 $61.5 $88.4 2Q25 $216.3 $196.7 $182.4 $183.7 $185.9 Compensation expense Other operating expenses Insurance and assessments Customer related expense Customer Related Expense ($mm) $27.7 $4.7 2Q24 $29.9 $4.6 3Q24 $27.4 $4.2 4Q24 $23.6 $4.1 1Q25 $21.9 $4.7 2Q25 $32.4 $34.5 $31.7 $27.8 $26.6 ECR Expense Other(2) 1. Excludes acquisition, integration and reorganization costs. Denotes a non-GAAP measure, see “Non-GAAP Reconciliation” slides in Appendix. 2. Other customer related expense includes deposit referral fees, armored car services, check printing expenses, and other miscellaneous expenses Customer Related Expense Lower ECR expense mostly driven by mix-shift into lower cost HOA deposits 2Q24 3Q24 4Q24 1Q25 2Q25 $3,812 $3,758 $3,730 $3,739 $3,728 Average HOA Deposits ($mm) ECR indexed to Fed Funds rate with high beta and will continue to fluctuate with Fed rate moves Substantially all HOA deposits have ECR expenses; average deposit rate (excluding ECR costs) for 2Q25 is 81bps Second Quarter 2025 Earnings | 26

Projects and Investments Expect total project and investment spend of $20mm in 2025, with $7-$8mm of planned expense in 2025 Project investment composition Revenue enhancing projects Back office and support projects Second Quarter 2025 Earnings | 27 30% 70% Revenue Enhancing Back Office and Support Projects $6.0mm $14.4mm 32% 41% 26% Infrastructure Optimization/Scalability Regulatory/Compliance 44% 13% 43% Sales enablement Business specific Payments $2.6mm $2.6mm $6.0mm $3.8mm $4.7mm $0.8mm

❖Uninsured and uncollateralized deposits of $7.6B, which represents ~27% of total deposits ❖Total primary and secondary liquidity was 2.0x uninsured and uncollateralized deposits Liquidity Maintaining high levels of primary and secondary liquidity as prudent risk management 1. Cash and cash equivalents figure presented as Bank only, excludes restricted cash. 2. Net of 8.2% haircut as of June 30, 2025. ($ in millions) 2Q25 Current Availability Utilization Capacity Primary Liquidity Cash and cash equivalents $2,183 AFS Securities (unpledged) 2,058 Total Primary Liquidity 4,241 Total Secondary Liquidity 10,571 2,269 12,840 Total Primary + Secondary Liquidity $14,812 Definitions Secondary Liquidity: Net available borrowing capacity with the FHLB and FRB. Primary liquidity: Cash and cash equivalents (excluding restricted cash) and the market value of unencumbered Available-For-Sale (“AFS”) securities, net of a haircut. These assets are (i) unencumbered, (ii) readily available for use, and (iii) can be readily sold or pledged under normal operating conditions and under a range of stress conditions. Second Quarter 2025 Earnings | 28 (1) (2)

Experienced Management Team with Track Record of Success at Leading Institutions



Jared Wolff

President and Chief Executive Officer

30+ years of banking and law. Previously held senior executive positions with City National Bank (RBC) and PacWest Bancorp



Joe Kauder

Chief Financial Officer

30+ years banking experience, previously served as EVP, CFO Wells Fargo Wholesale Banking



Chris Baron

President, Community Banking

30+ years banking experience. Previously served as President of Los Angeles Region for Pacific Western Bank



Chris Blake

Vice Chairman of the Bank

40+ years of banking experience, previously served as President & CEO, Community Bank Division, for PacWest Bancorp



Bryan Corsini

Chief Credit Officer

35+ years banking experience, previously served as CCO of PacWest Bancorp and Director of Pacific Western Bank



Ido Dotan

General Counsel and Chief Administrative Officer

Experienced in corporate securities, M&A, and structured finance. Previously served as EVP of Carrington Mortgage Holdings



Karen Hon

Chief Accounting Officer

20+ years of finance & accounting experience, previously served as Chief Accounting Officer at Silicon Valley Bank



Hamid Hussain

President of the Bank

30+ years of banking experience, previously served as EVP, Real Estate Market Executive for Wells Fargo



Stan Ivie

Head of Government and Regulatory Affairs

Previously served as the Chief Risk Officer of PacWest Bancorp & the regional director for the FDIC's San Francisco and Dallas Regions



Alex Kweskin

Chief Human Resources Officer

25+ years of Human Resources experience, previously held HR leadership roles at MUFG Union Bank and Wells Fargo



Scott Ladd

Chief Credit Officer for Specialty Banking and Credit Operations

25+ years banking and consulting experience, previously served as EVP, Group Head, Portfolio Management at PacWest Bancorp



Olivia Lindsay

Chief Risk Officer

20+ years of experience in regulatory processes and controls, previously spent 15 years at MUFG Union Bank



Sean Lynden

President, Venture Banking Group

30+ years of banking and related experience. Previously served as President of Venture Banking Group for Pacific Western Bank



Michael Pierron

Head of Payments

25+ years of technology, product and operations, previously served as Head of Operations at Flagstar Bank



Bill Rhodes

Chief Internal Audit Officer

25+ years of banking and internal audit experience, previously served as CAE of Coastal Community Bank and Deputy CAE of Silicon Valley Bank



Steve Schwimmer

Chief Information Officer

30+ years of experience in banking technology, previously served as the EVP, Chief Innovation Officer at PacWest Bancorp

BANC OF CALIFORNIA

Second Quarter 2025 Earnings | 29

Appendix

Non-GAAP Financial Information Tangible assets, tangible common equity, tangible common equity ratio, tangible book value per common share, adjusted net earnings, adjusted return on average assets, return on average tangible common equity, adjusted return on average tangible common equity, pre-tax pre-provision (“PTPP”) income, adjusted noninterest expense, efficiency ratio, adjusted efficiency ratio, core loan portfolio growth, adjusted ACL ratio, and economic coverage ratio constitute supplemental financial information determined by methods other than in accordance with GAAP. These non-GAAP measures are used by management in its analysis of the Company's performance. Tangible assets and tangible equity is calculated by subtracting goodwill and other intangible assets from total assets. Tangible common equity is calculated by subtracting preferred stock, as applicable, from tangible equity. Return on average tangible common equity is calculated by dividing net earnings available to common stockholders, after adjustment for amortization of intangible assets and goodwill impairment, by average tangible common equity. Adjusted return on average tangible common equity is calculated by dividing adjusted net earnings available to common stockholders, after adjustment for amortization of intangible assets and goodwill impairment, by average tangible common equity. Banking regulators also exclude goodwill and other intangible assets from stockholders' equity when assessing the capital adequacy of a financial institution. Adjusted net earnings is calculated by adjusting net earnings by unusual, one-time items. ROAA is calculated by dividing annualized net earnings by average assets. Adjusted ROAA is calculated by dividing annualized adjusted net earnings by average assets. PTPP income is calculated by adding net interest income and noninterest income (total revenue) and subtracting noninterest expense. Adjusted PTPP income is calculated by adding net interest income and adjusted noninterest income (adjusted total revenue) and subtracting adjusted noninterest expense. Adjusted noninterest expense is calculated by subtracting acquisition, integration and reorganization costs from total noninterest expense. Adjusted noninterest expense excluding customer related expenses is calculated by subtracting customer related expenses from adjusted noninterest expense. Efficiency ratio is calculated by dividing noninterest expense (less intangible asset amortization and acquisition, integration and reorganization costs) by total revenue (the sum of net interest income and noninterest income, less gain (loss) on sale of securities). Adjusted efficiency ratio is calculated by dividing adjusted noninterest expense (less intangible asset amortization and acquisition, integration and reorganization costs, customer related expenses and any unusual one-item items) by adjusted total revenue (the sum of net interest income and noninterest income, less gain (loss) on sale of securities and customer related expense). Economic coverage ratio is calculated by dividing the allowance for credit losses adjusted for the impact of the credit- linked notes and unearned credit mark from purchase accounting by loans and leases held for investment. Core deposits is calculated as total deposits less brokered CDs. Core loan portfolio is calculated as total loans held for investment less premium finance loans, student loans, and Civic loans. Core loan portfolio growth is calculated as the percentage difference between the adjusted 2Q25 core loan portfolio balance and the 1Q25 core loan portfolio balance. Adjusted ACL ratio is calculated by dividing adjusted ACL for lower loss loan categories by adjusted loans and leases held for investment. Management believes the presentation of these financial measures adjusting the impact of these items provides useful supplemental information that is essential to a proper understanding of the financial results and operating performance of the Company. This disclosure should not be viewed as a substitute for results determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies. The following tables on pages 32-41 provide reconciliations of the non-GAAP measures to financial measures defined by GAAP. Second Quarter 2025 Earnings | 31

Non-GAAP Reconciliation 1. Tangible common equity divided by tangible assets. 2. Total common equity divided by common shares outstanding. 3. Tangible common equity divided by common shares outstanding. 4. Common shares outstanding include non-voting common stock equivalents that are participating securities. ($ in thousands, except per share data) 2Q25 1Q25 4Q24 3Q24 2Q24 Tangible Common Equity Ratio Total stockholders' equity $3,426,843 $3,521,656 $3,499,949 $3,496,198 $3,407,848 Less: preferred stock 498,516 498,516 498,516 498,516 498,516 Total common equity 2,928,327 3,023,140 3,001,433 2,997,682 2,909,332 Less: goodwill and intangible assets 333,451 340,458 347,465 357,332 364,819 Tangible common equity $2,594,876 $2,682,682 $2,653,968 $2,640,350 $2,544,513 Total assets 34,250,453 33,779,918 33,542,864 33,432,613 35,243,839 Less: goodwill and intangible assets 333,451 340,458 347,465 357,332 364,819 Tangible assets $33,917,002 $33,439,460 $33,195,399 $33,075,281 $34,879,020 Total stockholders' equity to total assets 10.01% 10.43% 10.43% 10.46% 9.67% Tangible common equity ratio(1) 7.65% 8.02% 7.99% 7.98% 7.30% Book value per common share(2) $18.58 $18.17 $17.78 $17.75 $17.23 Tangible book value per common share(3) $16.46 $16.12 $15.72 $15.63 $15.07 Common shares outstanding(4) 157,647,137 166,403,086 168,825,656 168,879,566 168,875,712 Second Quarter 2025 Earnings | 32

Non-GAAP Reconciliation

($ in thousands)	2Q25	1Q25	4Q24	3Q24	2Q24
Return on Average Tangible Common Equity ("ROATCE")					
Net earnings	$28,385	$53,568	$56,919	$8,784	$30,333
Earnings before income taxes		$73,061	$70,103	$11,514	$44,637
Add: Intangible asset amortization		7,160	7,770	8,485	8,484
Adjusted earnings before income used for ROATCE		80,221	77,873	19,999	53,121
Adjusted income tax expense[1]		(20,296)	(19,281)	(5,522)	(15,203)
Adjustments:					
Intangible asset amortization	7,159				
Tax impact of adjustment above	(1,655)				
Adjustment to net earnings	5,504				
Adjusted net earnings for ROATCE	33,889	59,925	58,592	14,477	37,918
Less: Preferred stock dividends	9,947	9,947	9,947	9,947	9,947
Adjusted net earnings available to common and equivalent stockholders for ROATCE	**$23,942**	**$49,978**	**$48,645**	**$4,530**	**$27,971**
Net earnings	$28,385	$53,568	$56,919	$8,784	$30,333
Earnings before income taxes		$73,061	$70,103	$11,514	$44,637
Add: Intangible asset amortization		7,160	7,770	8,485	8,484
Add: Loss on sale of securities		NA	NA	59,946	NA
Less: Acquisition, integration, and reorganization costs		NA	NA	(510)	NA
Adjusted earnings before income used for ROATCE		80,221	77,873	$79,435	$53,121
Adjusted income tax expense[1]		(20,296)	(19,281)	(21,932)	$(15,203)
Adjustments:					
Intangible asset amortization	7,159				
Provision for credit losses related to transfer of loans to held for sale	26,289				
Total adjustments	33,448				
Tax impact of adjustments above	(7,733)				
Income tax related adjustments[1]	9,792				
Adjustment to net earnings	35,507				
Adjusted net earnings for adjusted ROATCE	63,892	59,925	58,592	57,503	37,918
Less: Preferred stock dividends	9,947	9,947	9,947	9,947	9,947
Adjusted net earnings available to common and equivalent stockholders for adjusted ROATCE	**$53,945**	**$49,978**	**$48,645**	**$47,556**	**$27,971**
Average total stockholders' equity	3,430,143	3,524,181	3,486,164	3,452,575	3,395,350
Less: Average preferred stock	498,516	498,516	498,516	498,516	498,516
Less: Average goodwill and intangible assets	337,352	344,610	352,907	361,316	352,934
Average tangible common equity	**$2,594,275**	**$2,681,055**	**$2,634,741**	**$2,592,743**	**$2,543,900**
Return on average equity[2]	3.32%	6.16%	6.50%	1.01%	3.59%
Return on average tangible common equity[3]	3.70%	7.56%	7.35%	0.70%	4.42%
Adjusted return on average tangible common equity[4]	8.34%	7.56%	7.35%	7.30%	4.42%

1. Effective tax rates of 23.12%, 25.30%, 24.76%, 27.61%, and 28.62%, used for the three months ended June 30, 2025, March 31, 2025, December 31, 2024, September 30, 2024,and June 30, 2024, respectively.
2. Annualized net earnings divided by average stockholders' equity.
3. Annualized adjusted net earnings available to common and equivalent stockholders for ROATCE divided by average tangible common equity.
4. Annualized adjusted net earnings available to common and equivalent stockholders for adjusted ROATCE divided by average tangible common equity.

BANC OF CALIFORNIA
Second Quarter 2025 Earnings | 33

Non-GAAP Reconciliation

($ in thousands, except per share amounts)	2Q25	1Q25	4Q24	3Q24	2Q24
Adjusted Net Earnings					
Net earnings	$28,385	$53,568	$56,919	$8,784	$30,333
Earnings before income taxes		$73,061	$70,103	$11,514	$44,637
Add: Loss on sale of securities		NA	NA	59,946	NA
Less: Acquisition, integration, and reorganization costs		NA	NA	(510)	NA
Adjusted earnings before income taxes		73,061	70,103	70,950	44,637
Adjusted income tax expense[1]		(19,493)	(13,184)	(19,589)	(14,304)
Adjustments:					
Provision for credit losses related to transfer of loans to held for sale	26,289				
Tax impact of adjustment above[1]	(6,078)				
Income tax related adjustments	9,792				
Adjustment to net earnings	30,003				
Adjusted net earnings	58,388	53,568	56,919	51,361	30,333
Less: Preferred stock dividends	(9,947)	(9,947)	(9,947)	(9,947)	(9,947)
Adjusted net earnings available to common and equivalent stockholders	**$48,441**	**$43,621**	**$46,972**	**$41,414**	**$20,386**
Weighted average common shares outstanding	158,462	169,434	169,732	168,583	168,432
Diluted earnings (loss) per common share	$0.12	$0.26	$0.28	($0.01)	$0.12
Adjusted diluted earnings per common share[2]	$0.31	$0.26	$0.28	$0.25	$0.12
Average total assets	$33,764,149	$33,308,385	$33,562,028	$34,426,185	$35,834,467
Return on average assets ("ROAA")[3]	0.34%	0.65%	0.67%	0.10%	0.34%
Adjusted ROAA[4]	0.69%	0.65%	0.67%	0.59%	0.34%

1. Effective tax rates of 23.12% 25.30%, 24.76%, 27.61%, and 28.62% used for the three months ended June 30, 2025, March 31, 2025, December 31, 2024, September 30, 2024, and June 30, 2024, respectively.
2. Adjusted net earnings available to common and equivalent stockholders divided by weighted average common shares outstanding.
3. Annualized net earnings divided by average assets.
4. Annualized adjusted net earnings divided by average assets.

BANC OF CALIFORNIA

Second Quarter 2025 Earnings | 34

Non-GAAP Reconciliation ($ in thousands) 2Q25 1Q25 4Q24 3Q24 2Q24 PTPP Income Net interest income $240,216 $232,364 $235,285 $232,175 $229,488 Add: Noninterest (loss) income 32,633 33,650 28,989 (15,452) 29,792 Total revenue 272,849 266,014 264,274 216,723 259,280 Less: Noninterest expense (185,869) (183,653) (181,370) (196,209) (203,643) Pre-tax, pre-provision ("PTPP") income $86,980 $82,361 $82,904 $20,514 $55,637 Second Quarter 2025 Earnings | 35

Non-GAAP Reconciliation

($ in thousands)	2Q25	1Q25	4Q24	3Q24	2Q24
Adjusted Efficiency Ratio					
Noninterest expense	$185,869	$183,653	$181,370	$196,209	$203,643
Less: Intangible asset amortization	(7,159)	(7,160)	(7,770)	(8,485)	(8,484)
Less: Acquisition, integration, and reorganization costs	NA	NA	1,023	510	12,650
Noninterest expense used for efficiency ratio	**$178,710**	**$176,493**	**$174,623**	**$188,234**	**$207,809**
Less: Customer related expense	(26,577)	(27,751)	(31,672)	(34,475)	(32,405)
Noninterest expense used for adjusted efficiency ratio	**$152,133**	**$148,742**	**$142,951**	**$153,759**	**$175,404**
Total Revenue	$272,849	$266,014	$264,274	$216,723	$259,280
Add: Loss on sale of securities	NA	NA	454	59,946	NA
Total revenue used for efficiency ratio	**$272,849**	**$266,014**	**$264,728**	**$276,669**	**$259,280**
Less: Customer related expense	(26,577)	(27,751)	(31,672)	(34,475)	(32,405)
Total revenue used for adjusted efficiency ratio	**$246,272**	**$238,263**	**$233,056**	**$242,194**	**$226,875**
Noninterest expense to total revenue	68.12%	69.04%	68.63%	90.53%	78.54%
Efficiency ratio(1)	65.50%	66.35%	65.96%	68.04%	80.15%
Adjusted efficiency ratio(2)	61.77%	62.43%	61.34%	63.49%	77.31%

1. Noninterest expense used for efficiency ratio divided by total revenue used for efficiency ratio.
2. Noninterest expense used for adjusted efficiency ratio divided by total revenue used for adjusted efficiency ratio.

BANC OF CALIFORNIA

Second Quarter 2025 Earnings | 36

Non-GAAP Reconciliation ($ in thousands) 2Q25 1Q25 4Q24 3Q24 2Q24 Noninterest expense $185,869 $183,653 $181,370 $196,209 $203,643 Less: Acquisition, integration, and reorganization costs NA NA 1,023 510 12,650 Adjusted noninterest expense $185,869 $183,653 $182,393 $196,719 $216,293 Less: Customer related expense (26,577) (27,751) (31,672) (34,475) (32,405) Adjusted noninterest expense excluding customer related expense $159,292 $155,902 $150,721 $162,244 $183,888 Average assets $33,764,149 $33,308,385 $33,562,028 $34,426,185 $35,834,467 Noninterest expense to average total assets 2.21% 2.24% 2.15% 2.27% 2.29% Adjusted noninterest expense to average total assets 2.21% 2.24% 2.16% 2.27% 2.43% Adjusted noninterest expense excluding customer related expense to average total assets 1.89% 1.90% 1.79% 1.87% 2.06% Adjusted Noninterest Expense to Average Total Assets Second Quarter 2025 Earnings | 37

Non-GAAP Reconciliation Second Quarter 2025 Earnings | 38 ($ in thousands) 2Q25 1Q25 2Q24 Total Deposits $27,528 $27,193 $28,804 Less: Brokered CDs (2,312) (1,995) (4,034) Total Core Deposits $25,216 $25,198 $24,770 Core Deposits

Non-GAAP Reconciliation Second Quarter 2025 Earnings | 39 ($ in thousands) 2Q25 1Q25 Total Loans HFI $24,246 $24,127 Discontinued Area Loans Less: Premium Finance Loans (473) (518) Less: Student Loans (286) (298) Less: Civic Loans (75) (103) Total Discontinued Area Loans ($834) ($918) Total Core Loans $23,412 $23,208 Core Loans ($ in thousands) 2Q25 2Q25 Core Loan Portfolio Balance $23,412 Add: Loans moved to HFS through loan sale(1) 476 Adjusted 2Q25 Core Loan Portfolio Balance $23,888 1Q25 Core Loan Portfolio Balance $23,208 2Q25 Annualized Adjusted Core Loan Portfolio Growth 11.8% Core Loan Portfolio Growth 1. Represents core loans excluding HFS LOCOM mark.

Non-GAAP Reconciliation

($ in thousands)	2Q25	1Q25	4Q24	3Q24	2Q24
Economic coverage ratio					
Allowance for credit losses ("ACL")	$258,565	$264,557	$268,431	$281,916	$275,333
Add: Unearned credit mark from purchase accounting [1]	19,199	20,870	22,473	24,678	26,982
Add: Credit-linked notes [2]	112,887	115,188	116,991	120,617	122,523
Adjusted allowance for credit losses	$390,651	$400,616	$407,896	$427,212	$424,837
Loans and leases held for investment	$24,245,893	$24,126,527	$23,781,663	$23,527,777	$23,228,909
ACL to loans and leases held for investment [3]	1.07%	1.10%	1.13%	1.20%	1.19%
Economic coverage ratio [4]	**1.61%**	**1.66%**	**1.72%**	**1.82%**	**1.83%**

1. Unearned credit mark from purchase accounting estimated by using the same pro rata split between the credit and yield marks associated with the non-PCD loans (purchased loans without credit deterioration at the time of the purchase) at the time of the acquisition.
2. Credit-linked notes loss coverage equal to 5% of the unpaid principal balance of the pledged loans.
3. Allowance for credit losses divided by loans and leases held for investment.
4. Adjusted allowance for credit losses divided by loans and leases held for investment.

BANC OF CALIFORNIA

Second Quarter 2025 Earnings | 40

Non-GAAP Reconciliation 1. Lower loss loan categories include warehouse lending loans, equity fund loans, lender finance loans, and residential mortgage loans. 2. ACL divided by loans and leases held for investment. 3. Adjusted ACL for lower loss loan categories (includes SFR, Warehouse, Fund Finance, and Lender Finance) divided by adjusted loans and leases held for investment. Second Quarter 2025 Earnings | 41 ($ in thousands) 2Q25 Allowance for credit losses ("ACL") $258,565 Less: ACL on lower loss loan categories: ACL on warehouse lending loan portfolio (3,321) ACL on equity fund loan portfolio (465) ACL on lender finance loan portfolio (4,089) ACL on single family residential mortgage loans (2,108) Adjusted ACL for total lower loss loan categories(1) $248,582 $- Loans and leases held for investment $24,245,893 Less: Lower loss loan categories: Warehouse lending loan portfolio (1,610,354) Equity fund loan portfolio (1,194,219) Lender finance loan portfolio (1,190,285) Single family residential mortgage loans (2,960,729) Adjusted loans and leases held for investment(1) $17,290,306 ACL to loans and leases held for investment(2) 1.07% Adjusted ACL excluding SFR loans 1.20% Adjusted ACL excluding SFR and warehouse loans 1.29% Adjusted ACL for total lower loss loan categories to adjusted loans and leases held for investment(3) 1.44% Adjusted ACL for Lower Loss Loan Categories Ratio